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                                                                   EXHIBIT 23.1


                        INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-07377 of PIA Merchandising Services, Inc. on Form S-8 of our report dated February 18, 1999 appearing in this Annual Report on Form 10-K of PIA Merchandising Services, Inc. for the year ended January 1, 1999.



Deloitte & Touche LLP

Costa Mesa, California
March 26, 1999